Exhibit 99.1

EFI provides update on assessments and review, Q3 2017 guidance and information on upcoming investor events

FREMONT, Calif., September 5, 2017 (GLOBE NEWSWIRE) – Electronics For Imaging, Inc. (Nasdaq:EFII), a world leader in customer-focused digital printing innovation, provided an update on the ongoing assessments related to the timing of revenue recognition and its controls and an update on the independent review.

Although the assessments and the review are not yet complete, significant additional progress has been made, and based on the work so far, the Company does not currently expect to report any material error that would require a restatement of any of its previously-reported financial results for any period. As part of the controls assessment, the Company expects to report material weaknesses in internal control over financial reporting and to report that the Company’s disclosure controls were not effective in prior periods.

The Company plans to host a conference call to discuss the second quarter results and third quarter outlook after filing its quarterly report on Form 10-Q for the period ended June 30, 2017, which the Company plans to do promptly following completion of the assessments and the review.

Q3 2017 Guidance

For the third quarter of 2017, the Company currently anticipates revenue of $255 million to $260 million, GAAP earnings per diluted share of $0.02 to $0.07, and non-GAAP earnings per diluted share of $0.55 to $0.60 which includes $0.05 negative impact from the commercialization of the new Nozomi corrugated inkjet printer in the quarter. The anticipated growth rates for the business segments are mid to high single-digit growth for inkjet, which assumes one Nozomi unit being recognized in the third quarter, low single-digit growth for software and low to mid-single digit growth for Fiery. The Company expects an impact in cash from operations from the monies spent on the assessments, the review and related activities.

Citibank Conference

The Company’s CEO Guy Gecht and CFO Marc Olin will participate in the Citibank 2017 technology conference and in a webcast at 1:25 p.m. on Thursday, September 7, 2017. The Company is not intending to make further comments on its previously-announced assessments, the review, or its financial results for the second quarter of 2017 until the Company files its quarterly report on Form 10-Q for the period ended June 30, 2017.

Factory and Customer Visits

The Company continues to expect to host investors at its previously-scheduled European factory and customer visits, which will include Nozomi, Cretaprint and Reggiani installations and factory tours on September 13 and 14, 2017.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “address”, “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “further”, “look”, and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the Company’s strategy, plans, expectations regarding the progress, the scope or the outcome of the Company’s assessments and the independent review, its revenue growth, introduction of new products, product portfolio, productivity, future opportunities for the Company and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, potential differences between the results disclosed in this release and the Company’s final results when disclosed in its quarterly report on Form 10-Q as a result of developments that may arise between now and the disclosure of the final results; intense competition in each of our businesses, including competition from products developed by the Company’s customers; unforeseen expenses; fluctuations in currency exchange rates; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by the Company’s and the origin of funds used for such repurchases; the market prices of the Company’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release and are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the quarter ended June 30, 2017. The Company undertakes no obligation to update information contained in this press release.

For further information regarding risks and uncertainties associated with the Company’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Use of Non-GAAP Financial Information

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP guidance for the three months ended September 30, 2017 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the guidance table below.

These non-GAAP measures are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Guidance	Q3 2017 (Using Current FX Rates)
Gross Margin	approx 50 - 52%
Non-GAAP Gross Margin	approx 50 - 52%
GAAP EPS	$0.02 - $0.07
Non-GAAP EPS	$0.55 - $0.60
Shares used in diluted per share calculation	47,041

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding certain costs, expenses, gains, and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income, and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, incremental cost of revenue due to the fair value adjustment to inventories acquired in business combinations, changes in the fair value of contingent consideration, litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue and non-GAAP net income by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency re-measurement impact from interest income and other income (expense), net, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency.” Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Inventory acquired in the acquisition of FFPS is required to be recorded at fair value rather than historical cost in accordance with ASC 805. The fair value of FFPS inventory reflects the manufacturing cost plus a portion of the expected gross profit. We have adjusted our cost of revenue to reflect the expected gross profit that was included in the inventory valuation under ASC 805. We believe this adjustment is useful to investors to understand the gross profit trends of our ongoing business.

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation.

•	Non-cash settlement of vacation liabilities through the issuance of RSUs, which are not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment.

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Litigation settlements. Charges related to litigation claims and settlements are excluded from our non-GAAP financial results.

•	We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate after excluding the tax effect of the non-GAAP items described above.